Exhibit 10.1

AMENDMENT No.2 TO
THE CREDIT SUPPORT FEE AGREEMENT

This Amendment No. 2 to the Credit Support Fee Agreement is made by and between TOYOTA FINANCIAL SERVICES CORPORATION, a Japanese corporation (“TFS”) and TOYOTA MOTOR CREDIT CORPORATION, a U.S. corporation (“TMCC”).

WITNESSETH:

Whereas, TFS and TMCC have entered into the Credit Support Fee Agreement dated as of  March 30, 2001, as amended on June 17, 2005 (the “CSF Agreement”) in respect of the Credit Support Agreement dated October 1, 2000 made by and between TFS and TMCC;

NOW, THEREFORE, TFS and TMCC hereby agree as follows:

1.	The rate of the Credit Support Fee stated in Section 2 of the CSF Agreement hereby is changed from 0.06% to 0.12%.

2.	The above amendment has been valid on and applied from and after April 1, 2012.

As hereby amended, the CSF Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects, and this Amendment shall be attached to the CSF Agreement, as previously amended.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of this 7th day of September, 2012.

TOYOTA FINANCIAL SERVICES CORPORATION		TOYOTA MOTOR CREDIT CORPORATION
By:	/s/ Takuo Sasaki	By:	/s/ Chris Ballinger
	Takuo Sasaki President and CEO		Chris Ballinger Group Vice President and Chief Financial Officer